Exhibit 3.323

ARTICLES OF INCORPORATION

OF

CONRAD (INDONESIA) CORPORATION

The undersigned natural person acting as incorporator of a corporation (the “Corporation”) under the provisions of Chapter 78 of the Nevada Revised Statutes, adopts the following Articles of Incorporation.

ARTICLE 1

NAME

The name of the Corporation is CONRAD (INDONESIA) CORPORATION.

ARTICLE 2

PERIOD OF DURATION

The period of duration of the Corporation is perpetual.

ARTICLE 3

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful activity.

ARTICLE 4

AUTHORIZED SHARES AND ASSESSMENT OF SHARES

Section 4.01 Authorized Shares. The aggregate number of shares that the Corporation shall have the authority to issue is 25,000 shares of Capital Stock with a par value of $1.00 per share.

Section 4.02 Assessment of Shares. The Capital Stock of the Corporation, after the amount of subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no Capital Stock issued as fully paid up shall ever be assessable or assessed.

Section 4.03 Denial of Preemptive Rights. No shareholder of the Corporation shall have any preemptive or other right, by reason of his status as a shareholder, to acquire any unissued shares, treasury shares, or securities convertible into shares of the Capital Stock of the Corporation. This denial of preemptive rights shall, and is intended to, negate any rights which would otherwise be given to shareholders pursuant to NRS 78.265 or any successor statute.

ARTICLE 5

INITIAL RESIDENT AGENT

Section 5.01 Registered Office. The address of the registered office of the Corporation within the State of Nevada is THE PRENTICE-HALL CORPORATION SYSTEM, NEVADA, INC., whose business address is 502 East John Street, Carson City, Nevada 89706.

ARTICLE 6

DATA RESPECTING DIRECTORS

Section 6.01 Style of Governing Board. The members of the governing board of the Corporation shall be styled Directors.

Section 6.02 Initial Board of Directors. The initial Board of Directors shall consist of five (5) members, who need not be residents of the State of Nevada or shareholders of the Corporation.

Section 6.03 Names and Addresses. The names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

Name	Business Address

Barron Hilton	9336 Civic Center Drive Beverly Hills, CA 90209

Gregory R. Dillon	9336 Civic Center Drive Beverly Hills, CA 90209

Eric M. Hilton	9336 Civic Center Drive Beverly Hills, CA 90209

William C. Lebo, Jr.	9336 Civic Center Drive Beverly Hills, CA 90209

Maurice J. Scanlon	9336 Civic Center Drive Beverly Hills, CA 90209

Section 6.04 Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall provided in the Bylaws of the Corporation.

Section 6.05 Indemnification of Directors. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The corporation may purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such liability.

Section 6.06 Liability of Directors. The personal liability of the directors of the Corporation is hereby eliminated to the maximum extent permitted by the provisions of the General Corporation Law of the State of Nevada.

ARTICLE 7

DATA RESPECTING INCORPORATOR

The name and address of the incorporator of the Corporation is as follows:

Name	Business Address

M. Hue Smith III	9336 Civic Center Drive Beverly Hills, CA 90209

ARTICLE 8

AMENDMENTS, ALTERATIONS, REPEALS

The Corporation reserves the right to amend, alter or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 14th day of November, 1991.

/s/ M. Hue Smith III

M. Hue Smith III, Incorporator

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of California, do hereby certify that on this day personally appeared before me M. Hue Smith III, who, being by me first duly sworn, declared that he is the corporator referred to in Article 7 of the foregoing Articles of Incorporation and that he signed these Articles of Incorporation as incorporator of the Corporation and that the statements contained therein are true.

WITNESS my hand and Notarial Seal this 14th day of November, 1991.

Official Seal	/s/ Loraine De Jesus

Loraine De Jesus Notary Public-California Los Angeles County My Comm. Exp. Mar 6, 1993	Notary Public

L1.MHS

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

CONRAD (INDONESIA) CORPORATION

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST:	The name of the Corporation is CONRAD (INDONESIA) CORPORATION.
SECOND:	The Board of Directors of the Corporation duly adopted the following resolutions on March 19, 1996:

WHEREAS, this Board of Directors deems it advisable and desirable to change the Corporation’s name to “CONRAD INTERNATIONAL (INDONESIA) CORPORATION”; and

WHEREAS, the sole shareholder of the Corporation has approved such proposed corporate name change by executing an Action Taken By Written Consent of the Sole Shareholder dated March 19, 1996.

THEREFORE, IT IS RESOLVED that Article 1 of the Corporation’s Articles of Incorporation be amended to read as follows:

“The name of the Corporation is CONRAD INTERNATIONAL (INDONESIA) CORPORATION.”

RESOLVED FURTHER, that the Corporation’s President, or one of its Vice Presidents, and its Secretary, or one of its Assistant Secretaries, are hereby authorized to execute a certificate setting forth the said Amendment and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

THIRD:	The total number of outstanding shares of the Corporation having voting power is 100 shares, and the total number of votes entitled to be cast by the sole shareholder is 100.

FOURTH:	The sole shareholder of all of the aforesaid total number of outstanding shares having voting power, to wit, 100 shares, dispensed with the holding of a meeting of stockholders and adopted the amendments herein certified by a consent in writing signed by the sole shareholder in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

Signed on March 19, 1996.

CONRAD (INDONESIA) CORPORATION

By:	/s/ William C. Lebo, Jr.

William C. Lebo, Jr.
Vice President

/s/ Cheryl L. Marsh

Cheryl L. Marsh
Secretary

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	)

On March 19, 1996 before me, David Marote, Notary Public, personally appeared WILLIAM C. LEBO, JR. and CHERYL L. MARSH, personally known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

[STAMP]

David Marote	/s/ David Marote
Comm. #1031494 Norary Public-California Los Angeles County Comm. Expires June 30, 1994	David Marote, Notary Public